Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-177163) of Fortune Brands Home & Security, Inc. of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of Fortune Brands Home & Security Hourly Employee Retirement Savings Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/  BDO USA, LLP

Chicago, Illinois

June 26, 2020